US-DOCS\135627569.8 SUPPLEMENTAL INDENTURE SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of November 1, 2022, among CDI ESCROW ISSUER, INC., a Delaware corporation (the “Escrow Issuer”), CHURCHILL DOWNS INCORPORATED, a Kentucky corporation (the “New Issuer”), each of the parties that are signatories hereto as the Initial Guarantors, that are each subsidiaries of the New Issuer (collectively, the “New Guarantors”) and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as trustee (the “Trustee”). W I T N E S E T H : WHEREAS, the Escrow Issuer has heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified, the “Indenture”), dated as of April 13, 2022, providing for the issuance of 5.750% Senior Notes due 2030 (the “Notes”), initially in the aggregate principal amount of $1,200,000,000; WHEREAS, the Acquisition will occur substantially concurrent with the execution of this Supplemental Indenture; WHEREAS, Section 3.14 of the Indenture provides that it is a condition to release of the Escrow Property from the Escrow Account that (a) the New Issuer shall assume all of the rights and obligations of the Escrow Issuer in respect of the Notes and the Indenture and be substituted for, and may exercise every right and power of, the Escrow Issuer under the Indenture and the Notes, and (b) each of the Initial Guarantors will become a Guarantor under the Indenture, in each case, by the execution and delivery of this Supplemental Indenture; and WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture without the consent of the Holders of the Notes. NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows: SECTION 1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “Holders” in this Supplemental Indenture shall refer to the term “Holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such Holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof. SECTION 2. Agreement to be Bound. (a) The New Issuer acknowledges that it has received and reviewed a copy of the Indenture and all other documents it deems necessary to review in order to enter into this Supplemental Indenture, and acknowledges and agrees to (i) unconditionally assume all of the Escrow Issuer’s obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in the Indenture; (ii) be bound by all applicable provisions of the Indenture as if made by, and with respect to, the New Issuer; and (iii) perform all obligations and duties required of the Issuer pursuant to the Indenture. From and after the date hereof, all references in the Indenture to the “Issuer” shall refer to the New Issuer instead of the Escrow Issuer. (b) Each New Guarantor hereby agrees, jointly and severally, with all existing guarantors (if any), to unconditionally guarantee the Issuer’s Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article X of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a guarantor under the Indenture. From and after the date hereof, all references in the Indenture to the “Initial Guarantors” and the “Guarantors” shall refer to each of the New Guarantors. 2 US-DOCS\135627569.8 SECTION 3. Notices. All notices or other communications to the New Issuer or any New Guarantor shall be given as provided in Section 12.2 of the Indenture. SECTION 4. Execution and Delivery. The New Issuer agrees that the Notes shall remain in full force and effect notwithstanding the absence of any endorsement of the New Issuer on the Notes, and each New Guarantor agrees that its Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee. SECTION 5. Release of Obligations. Upon execution of this Supplemental Indenture by the New Issuer, the New Guarantors and the Trustee, the Escrow Issuer shall be unconditionally and irrevocably released and discharged from all obligations and liabilities under the Indenture and the Notes (other than those obligations and liabilities applicable to the Escrow Issuer as a Guarantor as described in Section 2(b) above). SECTION 6. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. SECTION 7. No Recourse Against Others. No director, officer, employee, manager, incorporator or Holder of any Equity Interests in the New Issuer or of any New Guarantor or any direct or indirect parent corporation, as such, shall have any liability for any obligations of the New Issuer or any New Guarantor under the Notes or the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. SECTION 8. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. SECTION 9. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture. SECTION 10. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Counterparts may be delivered via facsimile, electronic mail (including via www.docusign.com and any other electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. SECTION 11. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof. [Signature Pages Follow] IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written. CDI ESCROW ISSUER, INC., as Escrow Issuer By: ~~-~ Na~rcia A. Dall Title: Treasurer [Signature Page to Supplemental Indenture (2030 Notes)(Assumption)] CHURCHILL DOWNS INCORPORATED, as New Issuer By: ~~ Name~ A. Dall Title: Executive Vice President and Chief Financial Officer [Signature Page to Supplemental Indenture (2030 Notes)(Assumption)J

GUARANTORS ARLINGTON PARK RACECOURSE, LLC BB DEVELOPMENT LLC CALDER RACE COURSE, INC. CDITH, LLC CHURCHILL DOWNS INTERACTIVE GAMING, LLC CHURCHILL DOWNS MANAGEMENT COMPANY, LLC CHURCHILL DOWNS RACETRACK, LLC CHURCHILL DOWNS TECHNOLOGY INITIATIVES COMPANY DCGD,LLC DERBY CITY GAMING, LLC DERBY CITY GAMING DOWNTOWN, LLC HCRH,LLC KYCR HOLDINGS, LLC LLNPA,LLC MAGNOLIA HILL, LLC MVGR,LLC PID, LLC SW GAMING LLC TROPICAL PARK, LLC YOUBET.COM, LLC By: Title: Treasurer [Signature Page to Supplemental Indenture (2030 Notes)(Assumption)J

BETAMERICA, LLC By: Na:!!L~ Title: Treasurer [Signature Page to Supplemental Indenture (2030 Notes)(Assumption)J